Exhibit 10.12
THE GAP, INC. 2016 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective as of July 1, 2024)

THE GAP, INC., having adopted The Gap, Inc. 2016 Long-Term Incentive Plan (formerly known as the “1996 Stock Option and Award Plan,” the “2006 Long-Term Incentive Plan” and “2011 Long-Term Incentive Plan”) (the “Plan”) effective as of March 26, 1996, and having amended the Plan on several subsequent occasions, hereby amends and restates the Plan in its entirety, effective as of July 1, 2024, as follows:
SECTION 1
BACKGROUND, PURPOSE AND DURATION
1.1    Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, and Stock Units.
1.2    Purpose of the Plan. The Plan is intended to increase incentive and to encourage Share ownership on the part of Employees, Consultants and Nonemployee Directors. The Plan also is intended to further the growth and profitability of the Company and to permit the grant of performance-based equity awards.
1.3    Duration. This amended and restated Plan is effective as of July 1, 2024 and shall remain in effect thereafter unless terminated earlier under Section 11. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after May 17, 2026.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.2    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
2.3    “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
2.4    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, or Stock Units.
2.5    “Award Agreement” means the written agreement (which may be electronic) setting forth the terms and conditions applicable to each Award granted under the Plan.
2.6    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.7    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.8    “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan. Unless otherwise determined by the Board, the Compensation and Management Development Committee of the Board shall constitute the Committee.
2.9    “Common Stock” means the common stock of the Company.

2.10    “Company” means The Gap, Inc., a Delaware corporation, or any successor thereto.
2.11    “Consultant” means any consultant, independent contractor, director of an Affiliate, or other person who provides significant services to the Company or an Affiliate, but who is neither an Employee nor a Director.
2.12    “Deferral Period” means the period of time during which Stock Units, Performance Units, or Performance Shares are subject to deferral limitations under Section 9.
2.13    “Determination Date” means, as to a Performance Period, any time when the achievement of the applicable Performance Goal(s) associated with the applicable Performance Period remains substantially uncertain; provided, however, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Performance Goal(s) shall be deemed to be substantially uncertain.
2.14    “Director” means any individual who is a member of the Board.
2.15    “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.
2.16    “Dividend Equivalents” means a Participant’s right to receive cash or Shares for each Share represented by an Award held by such Participant in an amount equal to the ordinary dividends paid on an equivalent number of Shares. Any Dividend Equivalents credited with respect to an Award shall be settled in cash or Shares only if, when and to the extent the Award vests, provided that settlement of earned Dividend Equivalents may be deferred as set forth in Section 10.9. The value of amounts payable with respect to any Award or portion of any Award that does not vest shall be forfeited. Notwithstanding the foregoing, unless otherwise determined by the Committee, no Dividend Equivalent right shall be granted to the extent such grant could result in the payment of any tax under Code Section 409A. In addition, no Dividend Equivalents shall be granted with respect to SARs or Stock Options.
2.17    “Employee” means any employee of the Company or an Affiliate. Except as otherwise determined by the Company, a person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or the employing Affiliate or (ii) transfers between locations of the Company or between the Company, any Affiliate, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
2.18    “Exchange Program” means a program established by the Committee (i) providing for the repurchase of outstanding and unexercised Options or Stock Appreciation Rights by the Company whether in the form of a cash payment or otherwise or (ii) under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award or awards under a different equity incentive plan, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 4.3 or any action taken in connection with a change in control transaction nor (ii) transfer or other disposition permitted under Section 10.5. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without stockholder approval.
2.19    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
2.20    “Fair Market Value” means the fair market value of a Share on a particular date, as determined by the Committee in good faith. Unless otherwise determined by the Committee, the fair market value shall be the closing stock price of Shares as reported on the New York Stock Exchange (NYSE) on the relevant date (or, if no closing stock price is reported for the relevant date, on the last trading day for which a closing stock price of Shares is reported on the NYSE).
2.21    “Fiscal Year” means the fiscal year of the Company.
2.22    “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.23    “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.
2.24    “Nonemployee Director” means a Director who is not an Employee.
2.25    “Nonqualified Stock Option” means an option to purchase Shares that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
2.26    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.27    “Parent” means a “parent corporation” of the Company whether now or hereafter existing, as defined in Code Section 424(e).
2.28    “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding
Award.
2.29    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) pursuant to Section 5 to be applicable to a Participant with respect to an Award.
2.30    “Performance Period” means any Fiscal Year or such other period as determined by the Committee in its sole discretion during which performance objectives or other vesting criteria must be met.
2.31    “Performance Share” means an Award of Performance Shares granted to a Participant pursuant to Section 9.
2.32    “Performance Unit” means an Award of Performance Units granted to a Participant pursuant to Section 9.
2.33    “Period of Restriction” means the period during which Shares of Restricted Stock, Unrestricted Stock, Stock Units, Performance Units, or Performance Shares are subject to forfeiture and/or restrictions on transferability and therefore, the Shares covered by the Award are subject to a substantial risk of forfeiture. As provided in Section 8 and 9, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.
2.34    “Plan” means The Gap, Inc. 2016 Long-Term Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.35    “Restricted Stock” means an Award granted to a Participant pursuant to Section 8.
2.36    “Retirement” shall, in the case of an Employee, have the meaning, if any, set forth in the Employee’s Award Agreement; provided, however, that with respect to Awards granted prior to May 17, 2011, “Retirement” shall have the meaning set forth in GapShare (the Company’s “401(k)” plan) as of the Grant Date of the applicable Award. With respect to an Award granted to a person who is a Consultant at the time of grant, no Termination of Service shall be deemed to be on account of “Retirement”. With respect to a Nonemployee Director, “Retirement” means a Termination of Service at or after the age of 72 or such other meaning provided by the Committee in an Award Agreement.
2.37    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
2.38    “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.
2.39    “Shares” means the shares of the Company’s common stock, $0.05 par value.
2.40    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 7 is designated as a SAR.
2.41    “Stock Unit” means an Award of Stock Units granted pursuant to Section 9.

2.42    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.43    “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s FICA obligation) and all non-U.S. taxes that are required to be withheld by the Company or the employing Affiliate, and (b) any other Company (or employing Affiliate) taxes the responsibility for which (i) the Participant has agreed to bear or (ii) where permitted by governing authorities outside the U.S., taxes the Company may choose to pass on to Participants, in each case with respect to the applicable Award (including on the grant, vesting or exercise thereof or purchase or issuance of Shares thereunder).
2.44    “Termination of Service” means (a) in the case of an Employee, a cessation of the employee- employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous (i) reemployment of the individual by the Company or an Affiliate, or (ii) with respect to Awards (other than Incentive Stock Options) granted on or after January 28, 2003, engagement of the consulting services of the individual by the Company or an Affiliate; (b) in the case of a Consultant, a termination of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous (i) re- engagement of the services of the individual by the Company or an Affiliate, or (ii) with respect to Awards granted on or after January 28, 2003, employment of the individual by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board, but excluding, with respect to Awards granted on or after May 17, 2011, any such cessation where there is a simultaneous (i) re- engagement of the services of the individual by the Company or an Affiliate, or (ii) employment of the individual by the Company or an Affiliate.
2.45    “Unrestricted Stock” means an Award granted to a Participant pursuant to Section 8.
SECTION 3
ADMINISTRATION
3.1    The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Code Section 162(m).
3.2    Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. Subject to the provisions of the Plan, the Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of such Awards or amendments thereto, (c) determine which Nonemployee Directors shall be granted Awards and the terms and conditions thereof, provided that such Awards shall be subject to Board approval if so required by the Committee Charter, (d) interpret the Plan and the Awards, (e) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Nonemployee Directors who are foreign nationals or employed outside of the United States, (f) implement an Exchange Program, (g) implement or permit (i) an action described in Section 4.3, and/or (ii) a transfer or other disposition permitted under Section 10.5, (h) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (i) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Shareholders of the Company. With respect to Nonemployee Directors, all references in the Plan to the Committee’s discretion shall be subject to this Section 3.2 and shall require Board approval if so required by the Committee Charter.
3.3    Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more

Directors or officers of the Company in accordance with Applicable Laws; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the performance-based compensation exception under Code Section 162(m) or the exemption under Rule 16b-3.
3.4    Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
SECTION 4
SHARES SUBJECT TO THE PLAN, NONEMPLOYEE DIRECTOR LIMIT
4.1    Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed the sum of (a) 218,341,342, (b) the number of Shares (not to exceed 40,225,653) that remain available for grant under the Company’s 2002 Stock Option Plan as of the date of obtaining shareholder approval of the amended and restated Plan on May 9, 2006, (c) any Shares (not to exceed 28,019,786) that otherwise would have been returned to the 2002 Stock Option Plan after May 9, 2006 on account of the expiration, cancellation, or forfeiture of Awards granted thereunder, and (d) 25,000,000 Shares. For purposes of this Section 4.1, effective with respect to Awards granted on or after May 9, 2023, each Award shall reduce the number of Shares available for Awards under the Plan by one Share for each Share covered by the Award; provided that each Award other than an Option or SAR granted prior to May 9, 2023 shall reduce the number of Shares available for Awards under the Plan by two Shares for each Share covered by the Award. With respect to SARs and Options, the number of Shares which shall cease to be available under the Plan shall equal the total number of Shares covered by each SAR or Option, as evidenced in the applicable Award Agreement. To the extent an Award under the Plan (other than a SAR or Option) is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan (and in the case of Options or SARs shall reduce the number of Shares available for issuance under the Plan by the number of Shares having a Fair Market Value equal to the cash delivered). Subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in this Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under Section 4.2. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.
4.2    Lapsed Awards. To the extent an Award expires or is cancelled without having been exercised, or is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, or Stock Units is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof using the Share counting rule in effect at the time the applicable Award was granted will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the foregoing, and except with respect to shares of Restricted Stock that are forfeited rather than vesting, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. For the avoidance of doubt, Shares purchased by the Company with the proceeds of a Stock Option exercise shall not again be available for issuance under the Plan.
4.3    Adjustments in Awards and Authorized Shares. In the event of a dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), merger, reorganization, consolidation, recapitalization, separation, liquidation, stock split, reverse stock split, split-up, spin-off, Share combination, repurchase, or exchange of Shares or other securities of the Company or other significant corporate transaction, or other significant change affecting the Shares, the Committee shall adjust the number, kind and class of securities which may be delivered under the Plan, the number, class, kind and price of securities subject to outstanding Awards, and the numerical limits of Sections 4.4, 6.1, 7.1.1, 8.1 and 9.1 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to equitably adjust such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Notwithstanding the foregoing, all adjustments under this Section 4.3 shall be made in a manner that does not result in taxation under Code Section 409A or, for the avoidance of doubt, loss of the performance-based compensation exception under Code Section 162(m) to the extent applicable.

4.4    Limit on Nonemployee Director Awards. Other than the Chairman of the Board, no Nonemployee Director shall be granted Awards in any fiscal year of the Company, taken together with any cash retainers or other similar cash-based payments paid during such fiscal year for services on the Board, having an aggregate value in excess of $500,000. In addition, the non-employee Chairman of the Board shall not be granted Awards in any fiscal year of the Company, taken together with any cash retainers or other similar cash-based payments paid during such fiscal year for services on the Board, having an aggregate value in excess of $700,000. For this purpose, Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares and Stock Units shall be valued based on the Fair Market Value on the Grant Date of the maximum number of Shares covered thereby (or the maximum dollar value thereof with respect to Awards denominated in dollars) and Options and SARs shall be valued using a Black- Scholes or other accepted valuation model, in each case, using reasonable assumptions. For the avoidance of doubt, such limit shall include the value of any Awards that are received in lieu of all or a portion of any cash retainers or other similar cash-based payments. The limits set forth in Sections 6.1, 7.1.1, 8.1 and 9.1 shall not apply to Nonemployee Directors.
4.5    The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that such Awards be granted with such terms and conditions as the Committee considers appropriate in the circumstances. Such Awards shall not reduce the Shares available for issuance under the Plan, nor shall shares subject to such Awards be added back to the Shares available for issuance under the Plan. Additionally, subject to the rules of the applicable stock exchange on which the Shares are listed, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consolidation payable to holder of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares available for issuance under the Plan (and shares subject to such Awards shall not be added back to the Shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to receive Awards under the Plan prior to such acquisition or combination.
SECTION 5
PERFORMANCE GOALS
5.1    Establishment of Performance Goals. For each Performance Period, the Committee shall establish and set forth in writing the Performance Goals, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Goals, if any, for such Awards will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following objectively defined and non-discretionary factors preestablished by the Committee: (a) comparable store sales growth; (b) earnings; (c) earnings per share; (d) return on equity; (e) return on net assets; (f) return on invested capital; (g) gross sales; (h) net sales; (i) net earnings; (j) free cash flow; (k) total shareholder return; (l) stock price; (m) gross margin; (n) operating margin; (o) market share; (p) inventory levels; (q) expense reduction; (r) environmental, social, and governance, and human capital targets and metrics, (s) employee turnover; and/or (t) any financial and non-financial criteria (including, without limitation, subjective criteria and individual performance), as established by the Committee in its sole discretion.
5.2    Committee Discretion on Performance Goals. As determined in the discretion of the Committee, the Performance Goals for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per store basis, and/or other objective basis, (d) be measured on a pre-tax or after-tax basis, (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index) and (f) take into account other factors (including subjective factors). Without limiting the foregoing, the Committee shall adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

5.3    Adjustments. The impact of one or more items (including, but not limited to, one or more of the following ) may be taken into account in any manner established by the Committee on or prior to the Determination Date when determining whether a Performance Goal has been attained: (a) changes in generally accepted accounting principles (“GAAP”); (b) nonrecurring items, if any, that may be defined in an objective and non- discretionary manner under U.S. GAAP accounting standards or other applicable accounting standards in effect from time to time; (c) the sale of investments or non-core assets; (d) discontinued operations, categories or segments; (e) legal claims and/or litigation and insurance recoveries relating thereto; (f) amortization, depreciation or impairment of tangible or intangible assets; (g) reductions in force, early retirement programs or severance expense; (h) investments, acquisitions or dispositions; (i) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, and regulatory requirements); (j) natural catastrophes; (k) currency fluctuations; (l) stock based compensation expense; (m) early retirement of debt; (n) conversion of convertible debt securities; and (o) termination of real estate leases. Each of the adjustments described above may relate to the Company as a whole or any part of the Company’s business or operations.
SECTION 6
STOCK OPTIONS
6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Nonemployee Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 18,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof; provided, however, that any Options granted to Consultants or Nonemployee Directors pursuant to this Section 6 shall be Nonqualified Stock Options.
6.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
6.3    Exercise Price. Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.
6.3.1    Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
6.3.2    Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d)) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.
6.3.3    Substitute Options. Notwithstanding the provisions of Sections 6.3.1 and 6.3.2, in the event that the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.
6.4    Expiration of Options.
6.4.1    Expiration Dates. Except as set forth by the Committee in an Award Agreement, each Option shall terminate no later than the first to occur of the following events:

(a)    The date for termination of the Option set forth in the Award Agreement; or
(b)    The expiration of ten (10) years from the Grant Date; or
(c)    The expiration of three (3) months from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or
(d)    The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability or death; or
(e)    The expiration of one (1) year from the date of the Participant’s Retirement (except as provided in Section 6.8.2 regarding Incentive Stock Options).
6.4.2    Committee Discretion. The Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the term of the Option (subject to Section 6.8.4 regarding Incentive Stock Options). With respect to the Committee’s authority in Section 6.4.2(b), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 6.4.2 shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.
6.5    Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.
6.6    Payment. Options shall be exercised by the Participant’s delivery of a notice of exercise in such form and manner as the Company may designate to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (b) by cashless or "net" exercise, or (c) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise in such form and manner as the Company may designate and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.
6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
6.8    Certain Additional Provisions for Incentive Stock Options.
6.8.1    Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries or any Parent) shall not exceed $100,000. To the extent that the aggregate Fair Market Value of the Shares with respect to which an Option designated as an Incentive Stock Option exceeds this $100,000 limit, such Option will be treated as a Nonqualified Stock Option. For purposes of this Section 6.8.1, Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.
6.8.2    Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of

Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option). Unless otherwise determined by the Committee, any extension of the term or exercise period on an Option pursuant to this Section 6.8.2 shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.
6.8.3    Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.
6.8.4    Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d), owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.
SECTION 7
STOCK APPRECIATION RIGHTS
7.1    Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Consultants, and Nonemployee Directors at any time and from time to time as shall be determined by the Committee, in its sole discretion.
7.1.1    Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 18,000,000 Shares.
7.1.2    Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The exercise price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. After a SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the SAR.
7.2    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
7.3    Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 also shall apply to SARs.
7.4    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(b)    The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value or a combination thereof, as set forth in the applicable Award Agreement.
SECTION 8
RESTRICTED STOCK AND UNRESTRICTED STOCK
8.1    Grant of Restricted Stock and Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and Unrestricted Stock to Employees, Consultants, and Nonemployee Directors in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 2,000,000 Shares of Restricted Stock or Unrestricted Stock.

8.2    Restricted Stock or Unrestricted Stock Agreement. Each Award of Restricted Stock or Unrestricted Stock shall be evidenced by an Award Agreement that shall specify any Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
8.3    Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
8.4    Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 8.4.
8.4.1    General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its Affiliates, the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.
8.4.2    Performance Restrictions. The Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. For such Awards, the Performance Goals and Performance Period shall be set by the Committee on or before the Determination Date.
8.4.3    Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.
8.5    Removal of Restrictions. Except as may be provided in the Award Agreement, Restricted Stock shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 8.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable laws. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.
8.6    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.
8.7    Dividends and Other Distributions. During any Period of Restriction, Participants holding unvested Shares of Restricted Stock shall not be entitled to any dividends and other distributions paid or distributed by the Company on the equivalent number of vested Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested Shares may be credited with such dividends and other distributions provided that such dividends and other distributions shall be paid or distributed to the Participant only if, when and to the extent such Shares vest. The value of dividends and other distributions payable or distributable with respect to any Shares that do not vest shall be forfeited.
8.8    Return of Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
SECTION 9
STOCK UNITS, PERFORMANCE UNITS, AND PERFORMANCE SHARES
9.1    Grant of Stock Units, Performance Units, or Performance Shares. Subject to the terms and provisions of the Plan, Stock Units, Performance Units, or Performance Shares may be granted to Employees, Consultants, and Nonemployee Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Stock Units, Performance Units, or Performance Shares granted to each Participant, provided that during any Fiscal Year no Participant shall receive Stock Units, Performance Units or Performance Shares having, in the aggregate, a grant date value (assuming maximum payout) greater than $20,000,000 or covering more than 2,000,000 Shares (assuming maximum payout), whichever is greater.

9.2    Initial Value of Stock Units, Performance Units, or Performance Shares. Each Stock Unit and Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
9.3    Award Agreement. Each Award of Stock Units, Performance Units, or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, Period of Restriction, Deferral Period (if any), and such other terms and conditions as the Committee, in its sole discretion, shall determine.
9.4    Performance Objectives and Other Terms. The Committee shall set performance objectives, a Period of Restriction, Deferral Period, or other vesting criteria in its discretion which, depending on the extent to which they are met, will determine the number or value of Stock Units, Performance Units, or Performance Shares that will be paid out to the Participants. Each Award of Stock Units or Performance Units subject to a Deferral Period and each Award of Performance Shares subject to a Deferral Period shall be referred to herein as Deferred Units or Deferred Shares, respectively. Each Award of Stock Units subject to a Period of Restriction shall be referred to herein as a “Restricted Stock Unit.” The time period during which the Award is subject to deferral shall be the “Deferral Period”.
9.4.1    General Performance Objectives. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, upon continued employment or service with the Company and its Affiliates).
9.4.2    Performance Objectives. The Committee, in its discretion, may determine that the performance objectives applicable to Stock Units, Performance Units, or Performance Shares shall be based on the achievement of Performance Goals during the Performance Period. For such Awards, the Performance Goals and Performance Period shall be set by the Committee on or before the Determination Date.
9.4.3    Deferral of Awards. The Committee may set such terms and conditions for deferral of payment of an Award granted under this Section 9 in accordance with the following provisions or such other terms and conditions determined by the Committee in its sole discretion:
(a)    Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.
(b)    Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than Fair Market Value on the Grant Date.
(c)    Deferral Period. Each grant shall provide that the Deferred Units and Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date (or such earlier time required for compliance with Code Section 409A), and any Award may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event. If the Deferral Period is to terminate on account of a change in control or other similar transaction or event, unless otherwise determined by the Committee, such change in control or other similar transaction or event must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (as determined in accordance with Section 409A(a)(2)(A)(v) of the Code and Treasury regulation Section 1.409A-3(i)(5)).
9.5    Earning of Stock Units, Performance Units, or Performance Shares. After the applicable Period of Restriction or Deferral Period has ended, the Participant shall be entitled to receive a payout of the number of Stock Units, Performance Units, or Performance Shares earned by the Participant over the Period of Restriction or Deferral Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting requirements have been achieved during the Performance Period.
9.6    Form and Timing of Payment. Except as otherwise set forth in an Award Agreement, payment of earned Stock Units, Performance Units, or Performance Shares shall be upon the expiration of the applicable Period of Restriction (subject to any deferral permitted under Section 10.9) or Deferral Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares, or a combination thereof, as set forth in the applicable Award Agreement.
9.7    Dividend Equivalents and Other Ownership Rights. During the Period of Restriction or Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Stock Units, Performance Units, or Performance Shares and shall not have any right to vote such Awards, but the Committee may, consistent with the requirements of Code Section 409A (including any exemption therefrom), on or after the Grant Date authorize the crediting of Dividend Equivalents on such shares or units in cash or additional Shares.
9.8    Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Stock Units, Performance Units, or Performance Shares shall be forfeited to the Company.
SECTION 10
MISCELLANEOUS
10.1    No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.
10.2    Participation. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose. The Company and its Subsidiaries and Affiliates reserve the right to terminate the service of any person at any time, and for any reason, subject to applicable laws and such person’s written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.
10.3    Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
10.4    Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
10.5    Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.4. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award granted on or after January 24, 2006, to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time; provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.

10.6    No Rights as Stockholder. Except to the limited extent provided in Sections 8.6 and 8.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates (which may be in book entry form) representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
10.7    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), or at such earlier time as the Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations. Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company the amount of such Tax Obligations within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares covered by such Award.
10.8    Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy Tax Obligations, in whole or in part by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted which have been held for such period of time required to avoid adverse accounting consequences. The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, and to the extent necessary to avoid adverse accounting consequences not to exceed the amount determined by using the minimum federal, state, local or foreign jurisdiction statutory withholding rates applicable to the Participant with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date the Tax Obligations are required to be withheld or remitted or based on such other methodology that the Company deems to be reasonable, in its sole discretion and in accordance with applicable law.
10.9    Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. In the event of such a deferral, the Committee, in its discretion, may provide that the settlement of Dividend Equivalents attributable thereto shall be also deferred until such time as the Award will be settled in accordance with the Participant’s deferral election. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, which rules and procedures shall comply with the requirements of Code Section 409A, unless otherwise determined by the Committee.
10.10    Elections by Nonemployee Directors. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Shares or Stock Units. The number of Shares or Stock Units received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 10.10 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3. Unless otherwise determined by the Committee, the elections permitted under this Section 10.10 shall comply with Code Section 409A or an exemption therefrom.
10.11    Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.
10.12    Code Section 409A. Unless otherwise determined by the Committee, each Award shall comply with Code Section 409A or an exemption therefrom, and the Committee shall comply with Code Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 10 and taking or permitting such other actions under the terms of the Plan that would otherwise result in a deferral of compensation subject to Code Section 409A.
10.13    Recoupment of Awards. Awards are subject to recoupment in accordance with any Applicable Law and any recoupment policy, arrangement or agreement adopted by the Company from time to time.
10.14    Other Policies. Each Award may be subject to the terms and conditions of any policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of Awards, provided that in no event will such policy permit that an Award be transferred for consideration to a third-party financial institution. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.
SECTION 11
AMENDMENT AND TERMINATION
11.1    Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, materially and adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
SECTION 12
CHANGE IN CONTROL
12.1    Effect of Change in Control on Options and SARs. Except as set forth in an applicable Award Agreement and subject to Code Section 409A, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Options or SARs or substitute for outstanding Options or SARs substantially equivalent options or SARs covering the Acquiror’s stock. Except as set forth in an applicable Award Agreement and subject to Code Section 409A, any Options or SARs which are neither assumed, continued or substituted by the Acquiror in connection with the Change in Control nor exercised as of the Change in Control shall, contingent on the Change in Control, become fully vested and exercisable immediately prior to the Change in Control. Options and SARs which are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting and/or exercisability as the Board may determine, if any.
12.2    Effect of Change in Control on Other Awards. Except as set forth in an applicable Award Agreement and subject to Code Section 409A, in the event of a Change in Control, the Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Awards other than Options or SARs or substitute for such Awards substantially equivalent Awards covering the Acquiror’s stock (with or without performance conditions in the case of performance-based awards). Except as set forth in an applicable Award Agreement and subject to Code Section 409A, any such Awards which are neither assumed, continued or substituted by the Acquiror in connection with the Change in Control shall, contingent on the Change in Control, become fully vested (with any performance-based Awards vesting at target achievement). Awards which are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting or lapse of restrictions as the Board may determine, if any.
12.3    For purposes of the Plan, except as set forth in an applicable Award Agreement and subject to Code Section 409A, “Change in Control” means the consummation of one or more of the following events:
(i)    any “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding Voting Stock (as defined below in this Section 12.3) of the Company; provided, however, that a “Change in Control” shall not be deemed to occur solely as the result of the acquisition by Doris F. Fisher, John J. Fisher, William Fisher and/or Robert R. Fisher (collectively, the “Fishers”) and the Permitted Designees (as defined below in this Section 12.3) of shares representing in the aggregate more than 50% but less than 75% of the combined voting power of the then outstanding Voting Stock of the Company;
(ii)    the Company consolidates with or merges into any other corporation, any other corporation merges into the Company, or the Company effects a share exchange or the Company conveys, sells, transfers or leases all or substantially all (more than 75%) of its assets (other than to one or more of its wholly-owned subsidiaries), and, in the case of any such consolidation, merger or share exchange transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or securities, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding Voting Stock of the entity resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock of the Company immediately before such transaction, or unless such transaction is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock;
(iii)    the Company or the Company and its subsidiaries, taken as a whole, sells, assigns, conveys, transfers or leases all or substantially all (more than 75%) of the assets of the Company or of the Company and its subsidiaries, taken as a whole over a 12-month period, as applicable (other than to one or more wholly-owned subsidiaries of the Company); or
(iv)    any time the Continuing Directors (as defined below in this Section 12.3) do not constitute a majority of the Board (or, if applicable, a successor entity to the Company).
For purposes of the above definition of Change in Control, “Continuing Directors” means, as of any date of determination, any member of the Board who (A) was a member of such Board on May 17, 2016 (the “Original Directors”) or (B) was appointed, nominated for election, or elected to such Board with the approval of a majority of the Original Directors or Continuing Directors who were members of such Board at the time of such nomination or election.
For purposes of the above definition of Change-in-Control, “Permitted Designees” means (i) a spouse or lineal descendent by blood or adoption of any of the Fishers; (ii) trusts solely for the benefit of any of the Fishers, one or more charitable foundations, institutions or entities or any of the individuals referred to in clause (i); (iii) in the event of the death of a Fisher, his or her estate, heirs, executor, administrator, committee or other personal representative; or (iv) any Person (as defined below in this Section 12.3) so long as any of the Fishers or any of the individuals referred to in clause (i) are the sole beneficial owners of more than 50% of the Voting Stock of such Person and constitute a majority of the board of directors of such Person, in the case of a corporation, or of the individuals exercising similar functions, in the case of an entity other than a corporation.
For purposes of the above definition of Change in Control, “Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.
For purposes of the above definition of Change in Control, “Voting Stock” means all classes of capital stock (shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the applicable entity, but excluding any debt securities convertible into such equity) of the applicable Person then outstanding and normally entitled to vote in the election of directors.
SECTION 13
LEGAL CONSTRUCTION
13.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
13.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
13.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
13.4    Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
13.5    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).
13.6    Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.